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                               AMENDMENT OF LEASE



         THIS AMENDMENT OF LEASE (hereinafter "Amendment") is made as of this 13th day of September, 1993, by and between Combined Properties Limited Partnership, successor-in-interest to Maryland City Plaza, Inc. (hereinafter "Landlord") and Super Trak Corporation, successor-in-interest to Trak Auto Corporation (hereinafter "Tenant").

         WHEREAS, by Lease Agreement dated May 26, 1981 (hereinafter referred to as "Lease"), Landlord leased to Tenant certain premises in the Maryland City Plaza Shopping Center (hereinafter "Shopping Center"), located in Laurel, Maryland, known as Store No. 25 and having an address of 3451 Fort Meade Road, Laurel, Maryland 20707 (hereinafter "Premises"), the Premises more particularly described in the Lease, upon the terms, conditions, covenants and agreements contained in the Lease; and

         WHEREAS, the Landlord and Tenant have agreed to relocate the Premises to Store No. 3 in the Maryland City Plaza Shopping Center also known as 3409 Fort Meade Road (the "Relocation Premises") in accordance with the terms and conditions of the Lease and this Amendment; and

         WHEREAS, the parties desire to amend the Lease as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree that the Lease is hereby amended, effective as of the date hereof, as follows:

         FIRST: It is agreed that the Relocation Premises shall be located in the area cross-hatched in "red" on Exhibit "A-1" hereto and the parties hereto covenant and agree as of the Effective Date (hereinafter defined) that all provisions of the Lease which refer to the Premises and all provisions in this Amendment of Lease referring to the "Relocation Premises" shall be deemed to refer to the area cross-hatched in "red" on Exhibit "A-1" hereto and that as of said date, Exhibit "A" of the Lease shall be deleted in its entirety and Exhibit "A-1" attached hereto and by this reference made a part hereof shall be substituted in lieu thereof and all references in the Lease to Exhibit "A" shall be deemed to refer to Exhibit "A-1" hereto.

         SECOND: From and after the Effective Date (hereinafter defined), for the purposes of the Lease and all provisions thereof, including but not limited to, those provisions related to the computation of Tenant's Minimum Guaranteed Rent, Tenant's contribution toward Real Estate Taxes, and Tenant's Common Area Minimum Contribution and pro-rata share of Shopping Center's Common Areas Operating Cost, the square footage contained within the Premises shall be 8,800 square feet.

         THIRD: Effective as of the earlier to occur of (i) the one hundred twenty-first (121st) day following the date of this Amendment or (ii) the date Tenant opens for business in the Relocation Premises (the "Effective Date") the following provisions shall be in full force and effect:

         1. The Premises defined and referred to in Section 2 of the Lease as Maryland City Plaza Shopping Center, Store No. 25, approximately 50' x 150', approximately 7,500 square feet shall be deemed to refer, and shall be changed, to:

                          Premises: MARYLAND CITY PLAZA SHOPPING CENTER
                                    Store No. 3, approximately 8,800 square feet

         2. The first and second paragraphs of Section 3 of the Lease shall be deleted in their entirety and replaced by the following:

                          The term of this Lease shall, except as hereinafter provided, end at midnight on the last day of the one hundred twentieth (120th) full calendar month following the Effective Date unless that date falls within the months of October, November or December, in which event the term shall end on the next succeeding January 31st.
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         3.  Section 6 of the Lease shall be deleted in its entirety and replaced by the following:

                          6.      MINIMUM GUARANTEED RENT.
                          It is agreed that commencing on the Effective Date and continuing through the last day of the thirty sixth (36th) full calendar month following the Effective Date, Tenant shall pay Landlord an annual Minimum Guaranteed Rent of EIGHTY FIVE THOUSAND EIGHT HUNDRED AND 00/100 DOLLARS ($85,800.00), payable in monthly installments of SEVEN THOUSAND ONE HUNDRED FIFTY AND 00/100 DOLLARS ($7,150.00), payable, in advance, on or before the first day of each full calendar month.

                          Commencing as of the first (1st) day of the calendar month following the expiration of thirty-six (36) full calendar months after the Effective Date and thereafter as of each third (3rd) anniversary of said day throughout the lease term and option term(s), if any (said day and each third (3rd) anniversary thereof being a "date of adjustment"), the Minimum Guaranteed Rent shall be increased by ten percent (10%) of the Minimum Guaranteed Rent payable in the immediately preceding twelve (12) month period.

         4. Tenant's minimum contribution toward the shopping center's common areas operating cost set forth in Section 7 of the Lease shall be the sum of NINE THOUSAND SIX HUNDRED EIGHTY AND 00/100 DOLLARS ($9,680.00) each lease year, payable in equal monthly installments of EIGHT HUNDRED SIX AND 67/100 DOLLARS ($806.67). Tenant's minimum contribution toward shopping center's common areas operating cost shall continue to be subject to adjustment as set forth in Section 7(c) of the Lease and Tenant shall continue to be responsible for paying Tenant's proportionate share of excess costs or increases above Tenant's minimum contribution in accordance with Section 7(c) of the Lease.

         5. Tenant's contribution toward real estate taxes on the Premises set forth in Section 8 of the Lease shall be the sum of FOUR THOUSAND FOUR HUNDRED EIGHTY EIGHT AND 00/100 DOLLARS ($4,488.00) each lease year, payable in equal monthly installments of THREE HUNDRED SEVENTY FOUR AND 00/100 DOLLARS ($374.00). Tenant's contribution toward real estate taxes on the Premises shall be subject to further adjustment in accordance with Section 8 of the Lease.

         6.  The following provision shall be added to the Lease as a new
Section 62.

                          62.     OPTION.
                          The Tenant shall have the option to renew this Lease for one (1) additional five (5) year period under the same terms and conditions called for herein except that during the option term Tenant shall pay to Landlord annual Minimum Guaranteed Rent in accordance with Section 6 hereof, as amended.

                          Said option to be exercised at least six (6) months prior to the expiration of the original term by written notice sent certified or registered mail to Landlord.

         FOURTH: The parties acknowledge and agree that in the event the Effective Date occurs on a day other than the first calendar day of a month, Tenant's Minimum Guaranteed Rent, Tenant's minimum contribution and pro-rata share of shopping center's common area operating costs and Tenant's contribution toward real estate taxes, shall be subject to appropriate proration.

         FIFTH: Upon execution of this Amendment, Landlord shall deliver possession of the Relocation Premises to Tenant. Tenant agrees to accept the Relocation Premises on an "as is" basis and that any and all repairs, improvements, installations or additions necessary or required for Tenant to open for business and conduct its business from the Relocation Premises shall be at the sole cost and expense of Tenant.

         SIXTH: As of the day prior to the Effective Date, Tenant and any subtenants, concessionaires or others shall quit, surrender and vacate Store No. 25 in accordance with the provisions of Section 52 of the Lease. In the event Tenant fails to vacate Store No. 25 as required by the provisions of this Paragraph SIXTH, then as of the Effective Date through the date Tenant vacates Store No. 25 Tenant's obligations to pay Minimum Guaranteed Rent and other charges under the Lease for Store No. 25 shall





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resume and Tenant's obligations for rent and other charges for the Relocation
Premises shall continue to be governed by the provisions of Paragraph THIRD hereinabove.

         SEVENTH: Tenant agrees, that as soon as possible after full execution of this Amendment, Tenant, on behalf of Landlord at Tenant's expense, shall proceed to perform such construction in the Relocation Premises as may be necessary to finish the Relocation Premises with an interior decor package comparable to and consistent with the latest Super Trak retail store prototype, the same to be constructed of good quality materials and installed in a professional workmanlike condition.

         EIGHTH: Landlord agrees that in consideration of the Tenant's agreeing to accept the Relocation Premises in an "as is" condition and Tenant's agreeing to perform all Tenant Improvements pursuant to Paragraph Seventh of this Amendment and provided Tenant (a) has completed said Tenant Improvements in accordance with the terms of Paragraph Seventh of this Amendment; (b) has provided Landlord with reasonably appropriate affidavits, lien waivers and the like showing that liens and encumbrances effected by Tenant's Improvements have been released; (c) has obtained a certificate of occupancy or non-residential use permit for the Relocation Premises and furnished a copy of the same to Landlord; (d) has opened its store for business from the Relocation Premises in accordance with the terms of this Amendment; and (e) has performed all of its obligations under the provisions of this Amendment required of it to be performed and is not then in default of the Lease beyond any applicable cure period, then Landlord shall provide Super Trak Corporation with a credit in the amount of ONE HUNDRED SIXTY ONE THOUSAND EIGHT HUNDRED TWENTY SEVEN AND 00/100 DOLLARS ($161,827.00), said amount to be credited to the rental account of Super Trak Corporation for the Premises by amortizing the same, dollar for dollar, only out of those payments of Minimum Guaranteed Rent becoming due from Tenant under the terms of the Lease after the date Tenant has satisfied the conditions set forth in (a) through (e) of this Paragraph EIGHTH.

         NINTH: Landlord and Tenant hereby acknowledge and agree that all references to "Premises" or "Store No. 25" in the Lease (including Exhibits thereto) shall be deemed to refer to and are hereby changed to "Store No. 3".

         TENTH: The terms and provisions of the Lease are and shall remain in full force and effect, with the exception that all of the terms and provisions of the Lease which are inconsistent with the terms of this Amendment shall automatically be modified and amended to conform to the terms hereof. The parties hereto agree that this Amendment embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein and supersedes any and all prior agreements and understandings between the parties with respect to such matters.

         ELEVENTH: All the rights and obligations of the parties under this Amendment of Lease shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.

WITNESS:                                           LANDLORD:
                                                   COMBINED PROPERTIES LIMITED
                                                   PARTNERSHIP


     THOMAS B. MCKEE                               By:   RONALD S. HAFT
- - ------------------------------                        -----------------------------
                                                                     Ronald S. Haft
                                                                    General Partner

ATTEST:                                            TENANT:
                                                   SUPER TRAK CORPORATION


     DENNIS WEISS                                  By:   R. KEITH GREEN            (Seal)
- - ------------------------------                        -----------------------------

                                                   Its:   PRESIDENT
                                                       ----------------------------





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                      [MARYLAND CITY PLAZA EXHIBIT "A-1"]
















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